Exhibit 10.2

SEVERANCE AGREEMENT

THIS SEVERANCE AGREEMENT (the “Agreement”), dated as of April 22, 2015 (the “Execution Date”), by and between C. Evan Ballantyne (the “Executive”) and Synthetic Biologics, Inc., a Nevada corporation (“Synthetic”), effective as of the Effective Date defined in Section 14(f) recites and provides as follows:

WHEREAS, Executive has served as the Chief Financial Officer of Synthetic pursuant to an Employment Agreement, dated March 18, 2015 (the “Employment Agreement”); and

WHEREAS, Executive and Synthetic desire to terminate the Employment Agreement; and

WHEREAS, Synthetic and Executive have reached agreement on all matters relating to the employment of Executive by Synthetic and the termination of the Employment Agreement; and

WHEREAS, Synthetic and Executive desire to set forth all of the terms and conditions of their mutual understanding in this Agreement.

NOW, THEREFORE, based upon their mutual promises and other good and valuable consideration, Synthetic and Executive agree as follows:

1. RESIGNATION. Executive hereby irrevocably, unconditionally and voluntarily resigns from his position as Chief Financial Officer and from any position with any subsidiary or affiliate of Synthetic, effective as of May 14, 2015 (the “Resignation Date”). In connection with Executive’s resignation and as of the Resignation Date, it is agreed that:

(a) No Duties.  From and after the Resignation Date, Executive shall have no further obligation or authority to perform duties and functions on behalf of Synthetic and/or its subsidiaries or affiliates and shall refrain from performing such duties or functions.

(b) Cooperation.  Anything to the contrary in this Agreement notwithstanding, Executive shall cooperate with Synthetic as to any requests by it in connection with the transition to a replacement officer or as otherwise deemed necessary by it for its business, including, without limitation, any ongoing legal matters to which Executive has involvement in or other knowledge, as and when requested by Synthetic’s Chief Executive Officer and/or Chairperson of the Board; provided that such cooperation does not materially interfere with Executive’s regular business activities.  Synthetic shall further reimburse Executive for any approved, reasonable expenses incurred by him as a result of his cooperation.

(c) No Contact.  For a period of twelve (12) months following the Resignation Date: (i) except outside the work environment, Executive shall have no contact with suppliers,  Synthetic Related Parties (as defined in Paragraph 5(a) below) and/or  current employees of Synthetic and any Synthetic Related Parties, except  in connection with Executive’s benefits,  compensation, administrative matters or as requested by Synthetic’s Chief Executive Officer; and (ii) with respect to investors and suppliers of Synthetic and any Synthetic Related, Executive will not discuss Synthetic, any Synthetic Related Parties and/or those entities’ respective businesses or operations.

2. SEVERANCE COMPENSATION.  In consideration of Executive’s undertakings contained in this Agreement, Synthetic shall:

(a) Pay, as soon as practicable after the Effective Date of this Agreement, any accrued base salary, accrued vacation pay and expense reimbursements under the Employment Agreement remaining unpaid as of the Effective Date of this Agreement.

(b) Commencing seven (7) days following the effective date of the Additional Release, which is defined below, and continuing for twelve (12) months thereafter, Synthetic shall make payments to Executive of his base salary of Three Hundred Thirty Five Thousand Dollars ($335,000) in accordance with the payroll policy of Synthetic, net of all payroll, Medicare, Social Security, state and federal taxes and deductions which Synthetic is obligated to make.

(c) Commencing seven (7) days following the effective date of the Additional Release and continuing until the earliest of: (i) twelve (12) months thereafter; (ii) the date Executive becomes eligible for substantially equivalent health insurance in connection with new employment or self-employment; or (iii) the date the Executive ceases to be eligible for COBRA continuation coverage for any reason, including plan termination, pay for the COBRA premiums necessary to continue the Executive’s and his covered dependents’ health insurance coverage in effect for himself (and his covered dependents). In the event Synthetic does not learn of the employment identified in the preceding sentence until after it has made a payment or payments pursuant to this Paragraph 2(c), Executive shall return any compensation to which he was not entitled under this Paragraph 2(c). In addition, payments under this Paragraph 2(c) shall cease in the event that Executive materially breaches this Agreement.

(d) Notwithstanding anything to the contrary contained in this Agreement, Synthetic shall only be obligated to make payments under Sections 2(b) and 2(c) if the Additional Release has been executed and has not been revoked prior to the eighth day following the execution thereof.

3. RELEASES.

(a) In consideration of Synthetic’s undertakings contained in this Agreement, excluding Paragraphs 2(c) and 2(d), Executive has executed the Release, which is attached hereto as Exhibit A (the “Release”) and expressly incorporated in this Agreement, at the time of execution of this Agreement.

(b) In consideration of Synthetic’s undertakings contained in this Agreement, on the Resignation Date Executive must execute the Additional Release, which is attached hereto as Exhibit B and expressly incorporated in this Agreement, (the “Additional Release”)

(c) In consideration of Executive’s undertakings contained in the Severance Agreement to which Synthetic is not otherwise entitled, Synthetic releases Executive from, and promises and agrees not to sue Executive for or in respect of, any and all claims, charges, complaints, liabilities, obligations, promises, agreements, damages, actions and expenses (including attorney’s fees and costs) of any nature whatsoever, known or unknown, which Synthetic now has or claims to have against Executive from the beginning of time to the date of this Agreement, provided, however, that this release shall not bar or waive any claims arising out of business-related willful misconduct or criminal conduct.

4. NO BENEFITS NOT SET OUT IN THIS AGREEMENT.  No salary, benefits, bonus payment, vacation pay, sick pay or other payments or additional monies beyond the sums identified in Paragraph 2 of this Agreement will be made by Synthetic to Executive or on Executive’s behalf and the parties agree that no salary, benefits, bonus payment or other payments beyond the sums identified in Paragraph 2 are owing, provided, however, that Executive shall receive such salary and other compensation from the Execution Date through the Resignation Date.

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5. NO DISPARAGEMENT.

(a) In consideration of Synthetic’s undertakings contained in this Agreement to which Executive is not otherwise entitled, Executive agrees that he and his agents, family and/or representatives shall refrain from: (i) all conduct, verbal or otherwise, which would materially damage the reputation, goodwill or standing in the community of Synthetic, its affiliates, subsidiaries, divisions, agents and related parties and their respective principals, owners (direct or indirect), members, directors, officers, agents, servants, employees, parties, attorneys and other professionals, successors and assigns (collectively, the “Synthetic Related Parties”); and (ii) referring to or in any way commenting on Synthetic and/or any of the other Synthetic Related Parties in or through the general media or any public domain (including without limitation, internet websites, blogs, chat rooms and the like), which would materially damage the reputation, goodwill or standing in the community of Synthetic and/or any of the other Synthetic Related Parties.

(b) In consideration of Executive’s undertakings contained in this Agreement to which Synthetic is not otherwise entitled, Synthetic and its officers and directors  agree that they shall refrain from: (i) all conduct, verbal or otherwise, which would materially damage the reputation, goodwill or standing in the community of Executive and (ii) referring to or in any way commenting on Executive in or through the general media or any public domain (including without limitation, internet websites, blogs, chat rooms and the like), which would materially damage the reputation, goodwill or standing in the community of Executive.

6. TERMS ARE CONFIDENTIAL.  Until such time as Synthetic is required to disclose the existence and terms of this Agreement, Executive shall keep the terms and conditions of this Agreement strictly confidential.  Executive hereby agrees not to disclose the existence of this Agreement or any of the terms of this Agreement (including without limitation the amounts referred to in Paragraph 2) to any person, including without limitation, any current or former employee of or applicant for employment with Synthetic and/or any of the other Synthetic Related Parties, with the exception of Executive’s attorney, accountant, tax preparer or spouse or as compelled by legal process, provided Executive’s attorneys, accountants, tax preparers, or spouses are informed of this provision requiring confidentiality and such person agrees to be bound by its terms.

7. RETURN OF SYNTHETIC PROPERTY.  All documents, records, data, equipment (including, without limitation: any computer or computers; any electronic storage device; computer hard drives; flash drives; discs and the like), Synthetic charge or credit cards, any Synthetic electronic communication devices (including cellular telephones, BlackBerry®, PDA and the like) and other physical property, whether or not pertaining to Confidential Information, which were furnished to Executive by Synthetic or were procured by Executive in connection with Executive’s services to Synthetic and/or its subsidiaries or affiliates will be and remain the sole property of Synthetic. Executive will, at Synthetic’s expense, travel to Synthetic’s Ann Arbor, Michigan offices to assist in the download of Synthetic’s records and data retrieval from Executive’s computer. Executive will return to Synthetic forthwith all such materials and property except as provided in Paragraph 8 of this Agreement.

8. STOCK SHARES AND OPTIONS. Synthetic acknowledges that all of the vested unexercised stock options heretofore granted to Executive shall be exercisable by Executive at any time prior to December 31, 2015 provided that Executive has executed the Additional Release and has not revoked the Additional Release prior to the eighth day following the execution thereof.

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9. CONFIDENTIAL INFORMATION.

(a) “Confidential Information” means any information concerning or referring in any way to the business of Synthetic and/or its subsidiaries and affiliates disclosed to or acquired by the Executive through or as a consequence of the Executive’s affiliation as an employee of Synthetic and/or member of it and/or its subsidiaries or affiliates. For purposes of this Agreement, Confidential Information consists of information proprietary to Synthetic and/or its subsidiaries and affiliates which is not generally known to the public and which in the ordinary course of business is maintained by Synthetic and/or its subsidiaries and affiliates as confidential. By way of example and without limitation, Confidential Information consists of computer software, trade secrets, patents, inventions, copyrights, techniques, designs, and other technical information in any way concerning or referring to scientific, technical or mechanical aspects of Synthetic’s and/or its subsidiaries’ and affiliates’ products, concepts, processes, machines, engineering, research and development. Confidential Information also includes, without limitation, information in any way concerning or referring to Synthetic’s and/or its subsidiaries’ and affiliates’ business methods, business plans, forecasts and projections, operations, organizational structure, finances, customers, funding, pricing, costing, marketing, purchasing, merchandising, sales, products, product information, suppliers, customers, employees or their compensation, data processing, software and all other information designated by Synthetic and/or its subsidiaries and affiliates as “confidential.” Confidential Information shall not include any information or material that is or becomes generally available to the public other than as a result of a wrongful disclosure by: (a) a person otherwise bound to the provisions hereof, or (b) any person bound by a duty of confidentiality or similar duty owed to Synthetic and/or its subsidiaries and affiliates.

(b) Duty of Confidentiality. Executive will maintain in confidence and will not, directly or indirectly, disclose or use (or allow others to disclose or use) any Confidential Information belonging to Synthetic and/or its subsidiaries and affiliates, whether in oral, written, electronic or permanent form, except as directed in writing by the Board of Directors of Synthetic and/or its subsidiaries or affiliates.

(c) Return of Confidential Information. Executive shall deliver forthwith to Synthetic and/or its subsidiaries and affiliates as the case may be all original Confidential Information (and all copies thereof) in Executive’s possession or control belonging to Synthetic and/or its subsidiaries and affiliates and all tangible items embodying or containing Confidential Information.

(d) Survival. This Agreement together with the Employment Agreement and any previous Confidentiality and Non-Disclosure Agreement between the Executive and Synthetic and/or its subsidiaries and affiliates shall survive termination of employment.

(e) Injunctive Relief. Executive acknowledges that a violation or attempted violation on Executive’s part of any agreement in this Paragraph 9 will cause irreparable damage to Synthetic and/or its subsidiaries and affiliates, and accordingly, Executive agrees that Synthetic and/or its subsidiaries and affiliates as the case may be shall be entitled as a matter of right to an injunction from any court of competent jurisdiction restraining any violation or further violation of such agreement by Executive without the obligation of posting a bond; such right to an injunction, however, shall be cumulative and in addition to whatever other remedies that Synthetic and/or its subsidiaries and affiliates may have.  The existence of any claim of Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Synthetic of the covenants contained in this Agreement.

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10. ASSIGNMENT OF RIGHTS. Executive has disclosed to Synthetic any and all designs, intellectual property, software, inventions, discoveries, or improvements (individually and collectively, “Inventions”) made by Executive as a result or product of his employment relationship with Synthetic and/or its subsidiaries and affiliates. Executive hereby assigns to Synthetic or its relevant subsidiary or affiliate without additional compensation the entire worldwide right, title and interest in and to any such Inventions (whether disclosed or not), and related intellectual property rights and without limitation all copyrights, copyright renewals or reversions, trademarks, trade names, trade dress rights, industrial design, industrial model, inventions, priority rights, patent rights, patent applications, patents, design patents and any other rights or protections in connection therewith or related thereto, for exploitation in any form or medium, of any kind or nature whatsoever, whether now known or hereafter devised. To the extent that any work created by Executive can be a work for hire pursuant to U.S. Copyright Law, the parties deem such work a work for hire and Executive should be considered the author thereof. Executive shall, at the request of Synthetic or its relevant subsidiary or affiliate, without additional compensation execute, acknowledge and deliver to Synthetic or its relevant subsidiary or affiliate such instruments and documents as Synthetic or its relevant subsidiary or affiliate may require to perfect, transfer and vest in Synthetic or its relevant subsidiary or affiliate the entire right, title and interest in and to such inventions. In the event that Executive does not timely perform such obligations, Executive hereby makes Synthetic or its relevant subsidiary or affiliate and its officers his attorney-in-fact and gives them the power of attorney to perform such obligations and to execute such documents on Executive’s behalf. Executive shall cooperate with Synthetic or its relevant subsidiary or affiliate, upon Synthetic’s or its relevant subsidiary’s or affiliate’s request and at Synthetic’s or its relevant subsidiary’s or affiliate’s cost but without additional compensation, in the preparation and prosecution of patent, trademark, industrial design and model, and copyright applications worldwide for protection of rights to any Inventions.

11. NON-COMPETE; NON-SOLICITATION.

(a) Non-Compete. For a period commencing on the Effective Date of this Agreement (as defined below) and ending one (1) year after the Effective Date of this Agreement (the “Non-Competition Period”), Executive shall not, directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, consultant, or in any capacity whatsoever engage in, become financially interested in, participate in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which competes with Synthetic, anywhere throughout the world, in any line of business engaged in (or planned to be engaged in) by Synthetic other than de minimis stock holdings in public companies; provided, however, that anything above to the contrary notwithstanding, he may own, as a passive investor, securities of any competitor corporation, so long as his direct holdings in any one such corporation shall not in the aggregate constitute more than one percent (1%) of the voting stock of such corporation, and provided that the Executive promptly discloses to the Board any such participation, other than such de minimis stock holding.

(b) Non-Solicitation. During the Non-Competition Period identified in Paragraph 11(a) above, Executive shall not, directly or indirectly: (i) induce or attempt to induce or aid others in inducing anyone working at Synthetic or its subsidiaries or affiliates to cease working at Synthetic or its subsidiaries or affiliates, or in any way interfere with the relationship between Synthetic or its subsidiaries or affiliates and anyone working at Synthetic or its subsidiaries or affiliates except in the proper exercise of Executive’s authority; or (ii) in any way interfere with the relationship between Synthetic or its subsidiaries or affiliates and any customer, supplier, licensee or other business relation of Synthetic or its subsidiaries or affiliates.

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(c) Scope. If, at the time of enforcement of this Paragraph 11, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions.

(d) Independent Agreement. The existence of any claim or cause of action of Executive against Synthetic or any of its subsidiaries or affiliates, whether or not predicated upon the terms of this Agreement, shall not constitute a defense to the enforcement of these covenants.

(e) Injunctive Relief. Executive acknowledges that a violation or attempted violation on Executive’s part of any agreement in this Paragraph 11 will cause irreparable damage to Synthetic and/or its subsidiaries or affiliates, and accordingly, Executive agrees that Synthetic and/or its subsidiaries or affiliates shall be entitled as a manner of right to an injunction from any court of competent jurisdiction restraining any violation or further violation of such agreement by Executive without the obligation of posting a bond; such right to an injunction, however, shall be cumulative and in addition to whatever other remedies that Synthetic and/or its subsidiaries or affiliates may have. The existence of any claim of Executive, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Synthetic and/or its subsidiaries or affiliates of the covenants contained in this Agreement.

12. ARBITRATION.  No dispute between one or more Synthetic Related Parties and Executive shall be the subject of a lawsuit filed in state or federal court. Instead, any such dispute shall be submitted to binding arbitration before the American Arbitration Association (“AAA”) or, if Synthetic and Executive agree in a separate writing, another individual or organization or an individual or organization that a court appoints. Notwithstanding the above, either Synthetic or Executive may file with an appropriate state or federal court a claim for injunctive relief in any case where the filing party seeks provisional injunctive relief or where permanent injunctive relief is not available in arbitration. The filing of a claim for injunctive relief in state or federal court shall not allow either party to raise any other claim outside of arbitration. It is understood that both sides are hereby waiving the right to a jury trial.

(a) The arbitration shall be initiated in Montgomery County, Maryland and shall be administered by AAA under its commercial arbitration rules before a single arbitrator that shall be mutually agreed upon by the parties hereto. If the parties cannot agree on a single arbitrator, then an arbitrator shall be selected in accordance with the rules of AAA. The arbitration must be filed within one year of the act or omission which gives rise to the claim. Each party shall be entitled to take one deposition, and to take any other discovery as is permitted by the Arbitrator. In determining the extent of discovery, the Arbitrator shall exercise discretion, but shall consider the expense of the desired discovery and the importance of the discovery to a just adjudication.

(b) The Arbitrator shall render an award that conforms to the facts, as supported by competent evidence (except that the Arbitrator may accept written declarations under penalty of perjury, in addition to live testimony), and the law as it would be applied by a court sitting in the State of Maryland. The cost of arbitration shall be advanced equally by the parties. Any party may apply to a court of competent jurisdiction for entry of judgment on the arbitration award.

(c) This Agreement supersedes all previous Agreements between the Executive and Synthetic, except for Synthetic’s Proprietary Information, Inventions, Non-Solicitation and Non-Competition Agreement executed by the Executive and the provisions of Section 8 and 9 of the Employment Agreement.  To the extent that there is any conflict between this Agreement and any earlier agreement between Synthetic and Executive, this Agreement governs.

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13. SUCCESSORS.

(a) This Agreement shall be binding upon and inure to the benefit of Executive and Executive’s heirs and shall not be assignable beyond Executive and his heirs.

(b) This Agreement shall inure to the benefit of Synthetic and its successors and assigns. Synthetic may assign this Agreement to any successor or affiliated entity, subsidiary, sibling, or parent company, provided that such assignee is financially qualified to fulfill obligations hereunder and in the event of such assignment, Synthetic agrees to guarantee all obligations hereunder.

14. MISCELLANEOUS

(a) Executive shall notify Synthetic of any and all employment or other compensated work he obtains during the period from the Effective Date of this Agreement through and including April 30, 2016.  Such notice shall identify the name and address of the employer or person or entity that provides the compensation for the work involved, Executive’s title, duties and responsibilities, and fully identify all compensation that Executive is to receive in connection with the work or employment.

(b) This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement contains the full and complete understanding between the parties hereto and supersedes all prior understandings, whether written or oral, pertaining to the subject matter hereof. This Agreement may not be amended or modified otherwise than by written agreement executed by Executive and by the designated representative of the Board.

(c) All notices and other communications hereunder shall be in writing and shall be given by hand delivery, by registered or certified mail, return receipt requested, postage prepaid, by reputable overnight courier (such as Federal Express or UPS), by facsimile, or by e-mail to such address as either party shall have furnished to the other in writing in accordance herewith. Notice may be given to Synthetic or Executive as follows:

For Synthetic:	For Executive:

155 Gibbs Street, Suite 412 Rockville, Maryland 20850	The last address for Executive listed in Synthetic’s records
With a Copy to:
Gracin & Marlow, LLP The Chrysler Building 405 Lexington Avenue, 26th Floor New York, New York 10174 Attn: Leslie Marlow, Esq.

(d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(e) The failure of either party to insist upon strict compliance with any provision of this Agreement, or the failure to assert any right either party may have hereunder, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

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(f) Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall become effective on the seventh day after the date of this Agreement (which is also the date of execution of the Release), provided the Executive does not exercise his right to revoke the Release (“Effective Date”). If Executive revokes the Release during such seven-day period, this Agreement shall not become effective.

(The Remainder of this pages is intentionally blank)

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  IN WITNESS WHEREOF, Executive has hereunto set Executive’s hand and, pursuant to the authorization from its Board of Directors, Synthetic has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

SYNTHETIC BIOLOGICS, INC.,		EXECUTIVE

By:	/s/ Jeffrey Riley	/s/ C. Evan Ballantyne
	Name: Jeffrey Riley Title: Chief Executive Officer	C. Evan Ballantyne

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EXHIBIT A

RELEASE

This Release dated as of April 22, 2015, between C. Evan Ballantyne, an individual (the “Executive”), and Synthetic Biologics, Inc. (“Synthetic”), a Nevada corporation, recites and provides as follows:

WHEREAS, Executive serves or served as the Chief Financial Officer of Synthetic and/or its subsidiaries pursuant to an Employment Agreement dated March 18, 2015 (the “Employment Agreement”); and

WHEREAS, Executive and Synthetic desire to terminate the Employment Agreement and Executive has resigned his employment with of Synthetic and/or of its subsidiaries; and

WHEREAS, Synthetic and Executive have reached agreement on all matters relating to the employment of Executive by Synthetic and the termination of his Employment Agreement; and

WHEREAS, Synthetic and Executive have set the terms and conditions of their agreement in the Severance Agreement dated April 22, 2015 (“Severance Agreement”) to which this Release is Exhibit A; and

WHEREAS, the Severance Agreement obligates Executive to execute this Release.

NOW, THEREFORE, based upon their mutual promises and other good and valuable consideration contained in the Severance Agreement, Executive agrees as follows:

1. In consideration of Synthetic’s undertakings contained in the Severance Agreement to which Executive is not otherwise entitled, Executive releases Synthetic, its affiliates, subsidiaries, divisions, agents and related parties and their respective principals, owners (direct or indirect), members, directors, officers, agents, servants, employees, parties, attorneys and other professionals, successors and assigns (collectively, the “Synthetic Related Parties”) from, and promises not to sue Synthetic and/or any of the other Synthetic Related Parties for or in respect of, any and all claims, charges, complaints, liabilities, obligations, promises, agreements, damages, actions and expenses (including attorney’s fees and costs) of any nature whatsoever, known or unknown, which Executive now has or claims to have against Synthetic and/or any of the other Synthetic Related Parties jointly, severally or singly from the beginning of time to the date of this Agreement, including, without limitation, claims relating to Executive’s employment with Synthetic or the termination of his employment, claims based in contract, tort, constitutional, statutory or common law, and claims under any federal, state, or local statute, order, law or regulation, governing terms or conditions of employment, including but not limited to wages, benefits or discrimination in employment on the basis of any protected characteristic.  This release applies to rights and claims arising under the National Labor Relations Act, Age Discrimination in Employment Act of 1967 (29 U.S.C. §§621, et seq.), Title VII of the Civil Rights Act (“Title VII”), the Americans with Disabilities Act (“ADA”), Genetic Information Nondiscrimination Act of 2008 (“GINA”), Uniformed Services Employment and Reemployment Rights Act (“USERRA”), the Employee Retirement Income Security Act (“ERISA”) (excluding any claims for accrued, vested benefits), the Maryland Fair Employment Practice Act (“FEPA”), and the Maryland Wage Act.  This release does not release Synthetic or Synthetic Related Parties from obligations under the Severance Agreement.

2. Notwithstanding Paragraph 1 of this Release, Executive may bring a claim for breach of the Severance Agreement.  If any claim covered in Paragraph 1 of this Release, other than for a breach of the Severance Agreement or to enforce his rights under the Severance Agreement, is brought by Executive, to the greatest extent permitted by applicable law, Synthetic and/or the other Synthetic Related Parties shall be entitled to its and/or their attorney’s fees and costs upon prevailing on such claim.

3. Executive acknowledges the following:

(a) He has read and understands this Release and the Severance Agreement;

(b) Before executing this Release and the Severance Agreement, he has been offered at least 21 days to consider his rights and obligations under this Release and the Severance Agreement;

(c) The period of time he has to consider his rights and obligations under this Release and the Severance Agreement is reasonable;

(d) Before executing this Release and the Severance Agreement, Synthetic advised him in writing to consult with an attorney and he has done so;

(e) He has knowingly and voluntarily elected to enter into this Release and the Severance Agreement and releases Synthetic from any and all claims, subject to the stated limitations in this Release, in exchange for valuable consideration which is in addition to anything of value to which he is already entitled;

(f) The Release constitutes a waiver of all rights and claims he may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. §§621, et seq.);

(g) This Release does not waive any rights or claims by Executive that may arise after this Release is finally accepted and executed; and

(h) For a period of seven (7) days following the execution of this Release and the Severance Agreement, Executive may revoke this Release and the Severance Agreement by sending written notice of same to Synthetic, addressed to Mr. Jeffrey Riley, 155 Gibbs Street, Suite 412, Rockville, Maryland 20850.  For the revocation to be effective, Synthetic must receive the written notice by not later than the close of business on the seventh day after Executive signs this Release.  This Release shall not become effective or enforceable until this seven-day revocation period has expired without Executive having exercised his right to revoke.

(i) Nothing in this Release and Severance Agreement is intended to, or shall, interfere with Executive’s rights under federal, state, or local civil rights or employment discrimination laws (including, but not limited to, Title VII, the ADA, the ADEA, GINA, USERRA, or their state or local counterparts) to file or otherwise institute a charge of discrimination, to participate in a proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws, or to cooperate with any such agency in its investigation, none of which shall constitute a breach of this Release and Severance Agreement. Executive shall not, however, be entitled to any relief, recovery, or monies in connection with any such action, charge or proceeding brought against Synthetic and/or the other Synthetic Related Parties, regardless of who filed or initiated any such complaint, charge, or proceeding.

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SYNTHETIC BIOLOGICS, INC.		EXECUTIVE

By:	/s/ Jeffrey Riley	/s/ C. Evan Ballantyne
	Name: Jeffrey Riley Title: Chief Executive Officer	C. Evan Ballantyne

STATE OF____________:

COUNTY OF _________:

On the        day of April, in the year 2015 before me, the undersigned, personally appeared Jeffrey Riley, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and with the authority of Synthetic Biologics, Inc., and that by his signature on the instrument, the corporation upon which the individual acted executed the instrument.

Notary Signature

 STATE OF____________:

COUNTY OF _________:

On the day of April in the year 2015 before me, the undersigned, personally appeared C. Evan Ballantyne, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument the individual executed the instrument.

Notary Signature

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EXHIBIT B

ADDITIONAL RELEASE

This Release dated as of May 14, 2015, between C. Evan Ballantyne, an individual (the “Executive”), and Synthetic Biologics, Inc. (“Synthetic”), a Nevada corporation, recites and provides as follows:

WHEREAS, Executive serves or served as the Chief Financial Officer of Synthetic and/or its subsidiaries pursuant to an Employment Agreement dated March 18, 2015 (the “Employment Agreement”); and

WHEREAS, Executive and Synthetic desire to terminate the Employment Agreement and Executive has resigned his employment with of Synthetic and/or of its subsidiaries; and

WHEREAS, Synthetic and Executive have reached agreement on all matters relating to the employment of Executive by Synthetic and the termination of his Employment Agreement; and

WHEREAS, Synthetic and Executive have set the terms and conditions of their agreement in the Severance Agreement dated April 22, 2015 (“Severance Agreement”) to which this Release is Exhibit B; and

WHEREAS, the Severance Agreement obligates Executive to execute this Release.

NOW, THEREFORE, based upon their mutual promises and other good and valuable consideration contained in the Severance Agreement, Executive agrees as follows:

1. In consideration of Synthetic’s undertakings contained in the Severance Agreement to which Executive is not otherwise entitled, Executive releases Synthetic, its affiliates, subsidiaries, divisions, agents and related parties and their respective principals, owners (direct or indirect), members, directors, officers, agents, servants, employees, parties, attorneys and other professionals, successors and assigns (collectively, the “Synthetic Related Parties”) from, and promises not to sue Synthetic and/or any of the other Synthetic Related Parties for or in respect of, any and all claims, charges, complaints, liabilities, obligations, promises, agreements, damages, actions and expenses (including attorney’s fees and costs) of any nature whatsoever, known or unknown, which Executive now has or claims to have against Synthetic and/or any of the other Synthetic Related Parties jointly, severally or singly from the beginning of time to the date of this Agreement, including, without limitation, claims relating to Executive’s employment with Synthetic or the termination of his employment, claims based in contract, tort, constitutional, statutory or common law, and claims under any federal, state, or local statute, order, law or regulation, governing terms or conditions of employment, including but not limited to wages, benefits or discrimination in employment on the basis of any protected characteristic.  This release applies to rights and claims arising under the National Labor Relations Act, Age Discrimination in Employment Act of 1967 (29 U.S.C. §§621, et seq.), Title VII of the Civil Rights Act (“Title VII”), the Americans with Disabilities Act (“ADA”), Genetic Information Nondiscrimination Act of 2008 (“GINA”), Uniformed Services Employment and Reemployment Rights Act (“USERRA”), the Employee Retirement Income Security Act (“ERISA”) (excluding any claims for accrued, vested benefits), the Maryland Fair Employment Practice Act (“FEPA”), and the Maryland Wage Act.  This release does not release Synthetic or Synthetic Related Parties from obligations under the Severance Agreement.

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2. Notwithstanding Paragraph 1 of this Release, Executive may bring a claim for breach of the Severance Agreement.  If any claim covered in Paragraph 1 of this Release, other than for a breach of the Severance Agreement or to enforce his rights under the Severance Agreement, is brought by Executive, to the greatest extent permitted by applicable law, Synthetic and/or the other Synthetic Related Parties shall be entitled to its and/or their attorney’s fees and costs upon prevailing on such claim.

3. Executive acknowledges the following:

(b) He has read and understands this Release and the Severance Agreement;

(b) Before executing this Release and the Severance Agreement, he has been offered at least 21 days to consider his rights and obligations under this Release and the Severance Agreement;

(c) The period of time he has to consider his rights and obligations under this Release and the Severance Agreement is reasonable;

(d) Before executing this Release and the Severance Agreement, Synthetic advised him in writing to consult with an attorney and he has done so;

(e) He has knowingly and voluntarily elected to enter into this Release and the Severance Agreement and releases Synthetic from any and all claims, subject to the stated limitations in this Release, in exchange for valuable consideration which is in addition to anything of value to which he is already entitled;

(f) The Release constitutes a waiver of all rights and claims he may have under the Age Discrimination in Employment Act of 1967 (29 U.S.C. §§621, et seq.);

(g) This Release does not waive any rights or claims by Executive that may arise after this Release is finally accepted and executed; and

(h) For a period of seven (7) days following the execution of this Release and the Severance Agreement, Executive may revoke this Release and the Severance Agreement by sending written notice of same to Synthetic, addressed to Mr. Jeffrey Riley, 155 Gibbs Street, Suite 412, Rockville, Maryland 20850.  For the revocation to be effective, Synthetic must receive the written notice by not later than the close of business on the seventh day after Executive signs this Release.  This Release shall not become effective or enforceable until this seven-day revocation period has expired without Executive having exercised his right to revoke.

(j) Nothing in this Release and Severance Agreement is intended to, or shall, interfere with Executive’s rights under federal, state, or local civil rights or employment discrimination laws (including, but not limited to, Title VII, the ADA, the ADEA, GINA, USERRA, or their state or local counterparts) to file or otherwise institute a charge of discrimination, to participate in a proceeding with any appropriate federal, state, or local government agency enforcing discrimination laws, or to cooperate with any such agency in its investigation, none of which shall constitute a breach of this Release and Severance Agreement. Executive shall not, however, be entitled to any relief, recovery, or monies in connection with any such action, charge or proceeding brought against Synthetic and/or the other Synthetic Related Parties, regardless of who filed or initiated any such complaint, charge, or proceeding.

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SYNTHETIC BIOLOGICS, INC.		EXECUTIVE

By:
	Name :Jeffrey Riley Title: Chief Executive Officer	C. Evan Ballantyne

STATE OF____________:

COUNTY OF _________:

On the ____ day of May, in the year 2015 before me, the undersigned, personally appeared Jeffrey Riley, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity and with the authority of Synthetic Biologics, Inc., and that by his signature on the instrument, the corporation upon which the individual acted executed the instrument.

Notary Signature

 STATE OF____________:

COUNTY OF _________:

On the ____ day of May in the year 2015 before me, the undersigned, personally appeared C. Evan Ballantyne, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument the individual executed the instrument.

Notary Signature

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